EXHIBIT 1.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share of EXTRACTION OIL & GAS, INC. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.

Date: November 7, 2016

YT EXTRACTION CO INVESTMENT PARTNERS, LP

By:	YT Extraction Company LP,
Its General Partner

By:	YT Extraction Associates LLC,
Its General Partner

By:	/s/ Peter A. Leidel
Name: Peter A. Leidel
Title: Managing Member

YT EXTRACTION COMPANY LP

By:	YT Extraction Associates LLC,
Its General Partner

By:	/s/ Peter A. Leidel
Name: Peter A. Leidel
Title: Managing Member

YT EXTRACTION ASSOCIATES LLC

By:	/s/ Peter A. Leidel
Name: Peter A. Leidel
Title: Managing Member